Exhibit 99.1

XO Group Reports Third Quarter 2017 Financial Results;

- Total revenue grew 9.5% in the third quarter

- Local online revenue increased 18% in the third quarter

- Third quarter GAAP net income per diluted share was $0.13

- Conference Call Tuesday, October 31, 2017 at 8:00 a.m. ET, Dial-In (833) 236-5763 (ID# 99985038)

NEW YORK, Oct. 31, 2017 - XO Group Inc. (the “Company”) (NYSE: XOXO, xogroupinc.com), today reported financial results for the three months ended September 30, 2017.

Total revenue for the third quarter of 2017 was $40.2 million, up from $36.7 million during the same period in the prior year. Net income for the quarter was $3.3 million or $0.13 per diluted share compared to diluted earnings per share of $0.07 in the same period in the prior year. The Company’s balance sheet at September 30, 2017 reflects cash and cash equivalents of $100.8 million compared to $105.7 million at December 31, 2016.

"Our products are performing. Our local sales are accelerating. And we are about to launch some of our most exciting marketplace features yet. I appreciate the team's good work in Q3. " said Mike Steib, Cheif Executive Officer.

Long-Term Financial Targets

The Company's long-term financial targets are double digit revenue growth rates and gross margins of approximately 90-95%, yielding adjusted EBITDA margins of 20%.

XO GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in Thousands, Except for Per Share Data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net revenue:
National online advertising	$8,842	$8,932	$27,516	$27,156
Local online advertising	20,130	17,040	57,555	51,871
Total online advertising	28,972	25,972	85,071	79,027
Transactions	7,950	7,105	21,102	17,740
Publishing and other	3,315	3,654	12,050	14,341
Total net revenue	40,237	36,731	118,223	111,108
Cost of revenue:
Online advertising	1,207	802	3,057	2,102
Publishing and other	1,107	986	3,952	4,168
Total cost of revenue	2,315	1,788	7,009	6,270
Gross profit	37,922	34,943	111,214	104,838
Operating expenses:
Product and content development	11,462	11,729	35,117	33,388
Sales and marketing	12,230	13,098	39,761	36,172
General and administrative	7,469	5,501	22,731	17,683
Depreciation and amortization	1,565	1,580	5,234	4,815
Total operating expenses	32,726	31,908	102,843	92,058
Income from operations	5,197	3,035	8,371	12,780
Loss in equity interests	(33)	(29)	(1,204)	(210)
Interest and other income / (expense), net	161	48	359	29
Income before income taxes	5,325	3,054	7,526	12,599
Income tax expense	1,984	1,146	2,432	3,901
Net income	$3,341	$1,908	$5,094	$8,698

Net income per share:
Basic	$0.13	$0.08	$0.20	$0.34
Diluted	$0.13	$0.07	$0.20	$0.34
Weighted average number of shares used in calculating net earnings per share:
Basic	24,858	25,368	25,054	25,341
Dilutive effect of:
Restricted stock	226	331	262	318
Employee Stock Purchase Plan	—	—	2	—
Options	40	28	35	16
Diluted	25,124	25,727	25,353	25,675

XO GROUP INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in Thousands, Except for Per Share Data)

(Unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$100,796	$105,703
Accounts receivable, net	15,912	20,182
Prepaid expenses and other current assets	6,312	5,247
Total current assets	123,020	131,132
Long-term restricted cash	1,181	1,181
Property and equipment, net	11,041	12,130
Intangibles assets, net	4,608	4,154
Goodwill	51,088	48,678
Deferred tax assets, net	9,429	9,918
Investments	1,481	2,685
Other assets	122	308
Total assets	$201,970	$210,186
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued compensation and employee benefits	$4,487	$6,164
Accounts payable and accrued expenses	7,175	7,515
Deferred revenue	15,021	16,752
Total current liabilities	26,683	30,431
Deferred rent	3,246	3,720
Other liabilities	1,200	1,485
Total liabilities	31,129	35,636
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized and 0 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized and 25,706,079 and 26,304,925 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	258	264
Additional paid-in-capital	178,977	178,959
Accumulated deficit	(8,394)	(4,673)
Total stockholders’ equity	170,841	174,550
Total liabilities and stockholders’ equity	$201,970	$210,186

XO GROUP INC.

NON-GAAP RECONCILIATION TABLE

For the Three Months Ended September 30, 2017 and 2016

(In Thousands, Except for Per Share Data)

(Unaudited)

	Adjusted EBITDA Reconciliation
	Three Months Ended September 30,
	2017	2016
Income from operations	$5,197	$3,035
Depreciation and amortization	1,565	1,580
Stock-based compensation	2,021	2,157
Bad debt expense (a)	$—	—
Adjusted EBITDA	$8,783	$6,772

	Free Cash Flow Reconciliation
	Three Months Ended September 30,
	2017	2016
Net cash provided by operating activities	$7,409	$7,455
Less: capital expenditures	(1,440)	(1,061)
Free cash flow	$5,969	$6,394

(a)	Adjusted loss in equity interests excludes the other-than-temporary impairment that reduced the carrying value of our equity investment in Jetaport, Inc. to zero. In addition, adjusted general and administrative operating expenses exclude bad debt expense associated with a loan previously made to Jetaport, Inc.

XO GROUP INC.

NON-GAAP RECONCILIATION TABLE

For the Nine Months Ended September 30, 2017 and 2016

(In Thousands, Except for Per Share Data)

(Unaudited)

There were no non-GAAP adjustments to Net Income for the three months ended September 30, 2017 or 2016.

	Adjusted Net Income Reconciliation
	Nine Months Ended September 30,
	2017				2016
	As Reported	Adjustments		Non GAAP	As Reported	Adjustments	Non GAAP

Net revenue	$118,223	$—		$118,223	$111,108	$—	$111,108
Cost of revenue	7,009	—		7,009	6,270	—	6,270
Operating expenses
Product and content development	35,117	—		35,117	33,388	—	33,388
Sales and marketing	39,761	—		39,761	36,172	—	36,172
General and administrative	22,731	200	(a)	22,531	17,683	—	17,683
Depreciation and amortization	5,234	—		5,234	4,815	—	4,815
Total operating expenses	102,843	200		102,643	92,058	—	92,058

Income from operations	8,371	200		8,571	12,780	—	12,780

Interest and other income / (expense), net	359	—		359	29	—	29
Loss in equity interests	(1,204)	1,032	(a)	(172)	(210)	—	(210)
Income tax expense	2,432	—		2,432	3,901	—	3,901
Net income	$5,094	$1,232		$6,326	$8,698	$—	$8,698
Net income per share - diluted	$0.20	$0.05		$0.25	$0.34	$—	$0.34
Weighted average number of shares outstanding - diluted	25,353			25,353	25,675		25,675

	Adjusted EBITDA Reconciliation
	Nine Months Ended September 30,
	2017	2016
Income from operations	$8,371	$12,780
Depreciation and amortization	5,234	4,815
Stock-based compensation	6,037	5,801
Bad debt expense (a)	200	—
Adjusted EBITDA	$19,842	$23,396

	Free Cash Flow Reconciliation
	Nine Months Ended September 30,
	2017	2016
Net cash provided by operating activities	$17,241	$20,088
Less: capital expenditures	(3,563)	(3,047)
Free cash flow	$13,678	$17,041

(a)	Adjusted loss in equity interests excludes the other-than-temporary impairment that reduced the carrying value of our equity investment in Jetaport, Inc. to zero. In addition, general and administrative operating expenses excludes bad debt expense associated with a loan previously made to Jetaport, Inc.

XO GROUP INC.

SUPPLEMENTAL DATA TABLES (UNAUDITED)

(Unaudited)

TheKnot.com Local Online Advertising Metrics	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q2 2016	Q1 2016
Vendor Count(a)	23,504	22,498	22,024	22,447	23,136	23,888	24,377
Retention Rate(a)	78.6%	77.0%	69.7%	63.4%	62.6%	62.6%	67.8%
Avg. Revenue/Vendor(a)	$3,053	$3,052	$3,018	$2,955	$2,835	$2,747	$2,694
Vendor Count at Quarter End	25,646	24,681	23,108	22,058	21,326	21,404	23,910

(a)	Calculated on a trailing twelve-month basis.

Stock Based Compensation

The Company included total stock-based compensation expense related to all its stock awards in various operating expense categories for the three and nine months ended September 30, 2017 and 2016, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(Amounts in Thousands)
Product and content development	$666	$708	$1,819	$1,669
Sales and marketing	423	339	1,288	1,227
General and administrative	932	1,110	2,930	2,905
Total stock-based compensation	$2,021	$2,157	$6,037	$5,801

Conference Call and Replay Information

XO Group Inc. will host a conference call with investors at 8:00 a.m. ET on Tuesday, October 31, 2017, to discuss its third quarter 2017 financial results. Participants should dial (833) 236-5763 and use Conference ID# 99985038 at least 10 minutes before the call is scheduled to begin. Participants can also access the live broadcast over the internet on the Investor Relations section of the Company's website, accessible at http://ir.xogroupinc.com. To access the webcast, participants should visit XO Group's website at least 15 minutes prior to the conference call in order to download or install any necessary audio software.

A replay of the webcast will also be archived on the Company's website approximately two hours after the conference call ends.

About XO Group Inc.

XO Group Inc.’s (NYSE: XOXO; xogroupinc.com) mission is to help people navigate and truly enjoy life’s biggest moments together. Our multi-platform brands guide couples through transformative life stages - from getting married with The Knot, to moving in together with The Nest, to having a baby with The Bump, and helping bring important celebrations to life with entertainment vendors from GigMasters. The Company is publicly listed on the New York Stock Exchange (NYSE: XOXO) and is headquartered in New York City.

Forward Looking Statements

This release may contain projections or other forward-looking statements regarding future events or our future financial performance or estimates regarding third parties. These statements are only estimates or predictions and reflect our current beliefs and expectations. Actual events or results may differ materially from those contained in the estimates, projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change prior to the end of the quarter. Although these expectations may change, we will not necessarily inform you if they do. Our policy is to provide expectations not more than once per quarter, and not to update that information until the next quarter. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation, (i) our operating results may fluctuate, are difficult to predict and could fall below expectations, (ii) our transactions business is dependent on third party participants, whose lack of performance could adversely affect our results of operations, (iii) our ongoing investment in new businesses and new products, services, and technologies is inherently risky, and could disrupt our ongoing business and/or fail to generate the results we are expecting, (iv) we may be unable to develop solutions that generate revenue from advertising and other services delivered to mobile phones and wireless devices, (v) our businesses could be negatively affected by changes in Internet search engine algorithms, (vi) intense competition in our markets may adversely affect revenue and results of operations, (vii) we may be subject to legal liability associated with providing online services or content, (viii) fraudulent or unlawful activities on our marketplace could harm our business and consumer confidence in our marketplace, (ix) we are subject to payments-related risks, (x) we cannot assure you that our publications will be profitable, and (xi) other factors detailed in documents we file from time to time with the Securities and Exchange Commission. Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Non-GAAP Financial Measures

This press release includes information about certain financial measures that are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP” or “U.S. GAAP”), including adjusted EBITDA, adjusted net income, adjusted net income per diluted share and free cash flow. These non-GAAP measures have important limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP. Our use of these terms may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

Management defines its non-GAAP financial measures as follows:

•	Adjusted EBITDA represents GAAP income from operations adjusted to exclude, if applicable: (1) depreciation and amortization, (2) stock-based compensation expense, (3) asset impairment charges, and (4) other items affecting comparability during the period.

•	Adjusted net income represents GAAP net income, adjusted for items that impact comparability, which may include: (1) asset impairment charges, (2) executive separation and other severance charges, (3) non-recurring foreign taxes, interest and penalties, (4) costs related to exit activities, and (5) other items affecting comparability during the period.

•	Adjusted net income per diluted share represents adjusted net income (as defined above), divided by the diluted weighted-average number of shares outstanding for the period.

•	Adjusted EBITDA margin represents adjusted EBITDA (as defined above), divided by total GAAP revenue.

•	Free cash flow represents GAAP net cash provided by operations, less capital expenditures.

National online advertising programs include display advertisements. Revenue from display advertisements is largely generated by sold impressions (the number of views or displays of a customer’s advertisement, banner, link or other form of content on our online properties for which we earn revenue). Display advertising revenue per one thousand sold impressions derives our effective CPM (“eCPM”).

Through our transactions business, we earn fixed fees, a percentage of sales, per-unit activity fees, or some combination thereof with respect to these transactions, which we refer to collectively as our “take rate.”

Management believes that these non-GAAP financial measures, when viewed with our results under U.S. GAAP and the accompanying reconciliations, provide useful information about our period-over-period growth and provide additional information that is useful for evaluating our operating performance. However, adjusted EBITDA, adjusted net income, adjusted net income per diluted share and free cash flow are not measures of financial performance under U.S. GAAP and, accordingly, should not be considered substitutes for or superior to net income and net income per diluted share and net cash provided by operating activities as indicators of operating performance.

A reconciliation of GAAP to Non-GAAP financial measures is included in this press release.

Contact:

Ivan Marmolejos

Director, Investor Relations

(212) 219-8555 x1004

IR@xogrp.com